News

DENBURY REPORTS FIRST QUARTER 2018 RESULTS;
ANNOUNCES SUCCESSFUL ADDITIONAL MISSION CANYON WELLS

PLANO, TX – May 8, 2018 – Denbury Resources Inc. (NYSE: DNR) (“Denbury” or the “Company”) today announced net income of $39.6 million, or $0.09 per diluted share, for the first quarter of 2018. Adjusted net income(1) (a non-GAAP measure) was $54 million, or $0.12(1)(2) per diluted share, with the difference from GAAP net income primarily due to the exclusion of $15 million ($12 million after tax) of expense from noncash fair value adjustments on commodity derivatives(1) (a non-GAAP measure), with the GAAP and non-GAAP measures reconciled in tables beginning on page 7.

2018 FIRST QUARTER AND RECENT HIGHLIGHTS

•	Production of 60,338 barrels of oil equivalent (“BOE”) per day in Q1 2018

•	Adjusted cash flow from operations(1) (a non-GAAP measure) of $125 million for Q1 2018 ($500 million annualized)

•	Adjusted EBITDAX(1) (a non-GAAP measure) of $142 million for Q1 2018 ($569 million annualized)

•	Bank credit facility borrowing base reaffirmed at $1.05 billion

•	Reduced debt principal by $72 million in Q1 2018 and an additional $85 million in April 2018 from the full conversion of 3½% Convertible Senior Notes due 2024 into common stock

•	Successfully completed 2 additional Mission Canyon wells in April 2018, with aggregate gross production from all three Mission Canyon wells currently averaging 2,500 – 3,000 Bbls/d

•	Completed development of Grieve Field EOR project in mid-April 2018, under budget and ahead of schedule

(1)
A non-GAAP measure. See accompanying schedules that reconcile GAAP to non-GAAP measures along with a statement indicating why the Company believes the non-GAAP measures provide useful information for investors.

(2)
Calculated using weighted average diluted shares outstanding of 451.5 million, 405.8 million, and 389.4 million for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

SELECTED QUARTERLY COMPARATIVE DATA:

	Quarter Ended
(in millions, except per-share and unit data)	March 31, 2018	Dec. 31, 2017	March 31, 2017
Net income	$40	$127	$22
Adjusted net income (loss) (1) (non-GAAP measure)	54	48	(7)
Net income per diluted share	0.09	0.31	0.05
Adjusted net income (loss) per diluted share(1)(2) (non-GAAP measure)	0.12	0.12	(0.02)
Cash flows from operations	92	124	24
Adjusted cash flows from operations(1) (non-GAAP measure)	125	134	62

Revenues	$348	$321	$272
Payment on settlements of commodity derivatives	(33)	(9)	(27)
Revenues and commodity derivative settlements combined	$315	$312	$245

Average realized oil price per barrel (excluding derivative settlements)	$64.25	$57.17	$50.31
Average realized oil price per barrel (including derivative settlements)	57.89	55.49	45.17

Total production (BOE/d)	60,338	61,144	59,933

MANAGEMENT COMMENT

Chris Kendall, Denbury’s President and CEO, commented, “The momentum we built in the fourth quarter continued and gained strength in the first quarter. The strongest realized oil prices we have seen since the fourth quarter of 2014, combined with our peer-leading oil mix, reduced cost structure, and improved operations drove another quarter of positive free cash flow, meaningful debt reduction, solid financial results, and a stronger balance sheet.

“Our operations teams did a great job rebounding quickly and safely from the severe January winter weather on the Gulf Coast, and both production and LOE are on track with our full-year expectations. In the Cedar Creek Anticline in Montana, we drilled two additional successful Mission Canyon wells during the quarter, each of which exceeded our expectations. Mission Canyon continues to highlight Denbury’s low-risk organic, short-cycle, high value opportunity set, and this is just the first of multiple opportunities we are preparing to test and develop.

“I am excited about the progress we are making on multiple fronts in 2018. We are on track to improve our balance sheet with each passing quarter, and our strong lineup of high return investments will continue to pave the way for a successful future for this unique company.”

(1)
A non-GAAP measure. See accompanying schedules that reconcile GAAP to non-GAAP measures along with a statement indicating why the Company believes the non-GAAP measures provide useful information for investors.

(2)
Calculated using weighted average diluted shares outstanding of 451.5 million, 405.8 million, and 389.4 million for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

REVIEW OF OPERATING AND FINANCIAL RESULTS

Denbury’s production averaged 60,338 BOE/d during first quarter 2018, up 1% from first quarter 2017 and down 1% from fourth quarter 2017, due principally to extreme cold weather in the Gulf Coast region during January 2018. Excluding the weather impact, Denbury’s production would have increased slightly from fourth quarter 2017 levels. Denbury’s production guidance for full-year 2018 remains 60,000 to 64,000 BOE/d, as the January weather impacts were taken into consideration in developing this range. Further production information is provided on page 12 of this press release.

The Company’s average realized oil price during first quarter 2018 was $1.29 per Bbl above NYMEX oil prices, compared to $1.70 per Bbl above NYMEX in the prior quarter, and $1.64 per Bbl below NYMEX in first quarter 2017, with the year-over-year improvement driven both by improvement in LLS index prices relative to NYMEX and continued improvement in Rocky Mountain region differentials, resulting in the strongest Rocky Mountain differential the Company has ever realized.

The Company’s total lease operating expenses in first quarter 2018 were $118 million, an increase of $13 million, or 13%, on an absolute-dollar basis compared to the prior quarter, and an increase of $5 million, or 4%, compared to first quarter 2017. The sequential quarter increase was primarily due to a $7 million reduction recorded in fourth quarter 2017 for pricing adjustments related to prior period costs of certain industrial-sourced CO2, as well as higher power costs and workover activity in the current quarter.

Taxes other than income, which include ad valorem, production and franchise taxes, increased $3 million and $5 million from fourth quarter 2017 and the prior-year first quarter, respectively, generally due to the impact of higher oil prices on production taxes.

General and administrative expenses were $20 million in first quarter 2018, a slight decrease compared to the prior quarter and a decrease of $8 million compared to first quarter 2017, with the year-over-year decrease attributable to lower employee-related costs associated with the August 2017 workforce reduction and other cost savings initiatives.

Interest expense, net of capitalized interest, totaled $17 million in first quarter 2018, a decrease of $6 million from fourth quarter 2017 and a decrease of $10 million from the prior-year first quarter. Interest expense excludes approximately $22 million and $13 million in the first quarters of 2018 and 2017, respectively, of interest recorded as a reduction of debt for financial reporting purposes instead of as interest expense, due to the accounting associated with debt exchange transactions completed in 2016, 2017, and 2018. A schedule detailing the components of interest expense is included on page 14 of this press release.

Depletion, depreciation, and amortization (“DD&A”) increased slightly to $52 million in first quarter 2018, compared to $51 million in first quarter 2017. The slight increase was primarily driven by an increase in depletable costs associated with our reserves base, partially offset by an increase in proved oil and natural gas reserve quantities.

Denbury’s effective tax rate for the first quarter of 2018 was approximately 26%, slightly higher than the Company’s estimated statutory rate of 25%, due primarily to nondeductible stock-based compensation. The Company’s statutory rate decreased from the previous reported rate of 38% due to reduction of the federal income tax rate from 35% to 21% as enacted by the Tax Cut and Jobs Act in December 2017.

BANK CREDIT FACILITY

As previously disclosed, pursuant to the spring 2018 semiannual borrowing base redetermination in April 2018, the Company’s borrowing base under its senior secured bank credit facility (the “Facility”) was reaffirmed at the previously existing amount of $1.05 billion. A total of $450 million of borrowings were outstanding under the Facility as of March 31, 2018, a decrease of $25 million from the level outstanding as of December 31, 2017, leaving the Company with $538 million of borrowing base liquidity after consideration of $62 million of outstanding letters of credit.

2018 CAPITAL BUDGET AND ESTIMATED PRODUCTION

The Company’s 2018 capital budget, excluding acquisitions and capitalized interest, remains unchanged from the previously estimated range of approximately $300 million to $325 million. The capital budget consists of approximately $270 million for tertiary and non-tertiary field costs and CO2 supply, plus approximately $45 million of estimated capitalized costs (including capitalized internal acquisition, exploration and development costs and pre-production tertiary startup costs). Of this combined capital expenditure amount, approximately $48 million (15%) has been incurred through the first quarter of 2018. Denbury’s estimated 2018 production is also unchanged from the previously disclosed range of 60,000 to 64,000 BOE/d.

CONFERENCE CALL AND ANNUAL MEETING INFORMATION

Denbury management will host a conference call to review and discuss first quarter 2018 financial and operating results, as well as financial and operating guidance for 2018, today, Tuesday, May 8, at 10:00 A.M. (Central). Additionally, Denbury will post presentation materials on its website which will be referenced during the conference call. Individuals who would like to participate should dial 800.230.1093 or 612.332.0226 ten minutes before the scheduled start time. To access a live webcast of the conference call and accompanying slide presentation, please visit the investor relations section of the Company’s website at www.denbury.com. The webcast will be archived on the website, and a telephonic replay will be accessible for at least one month after the call by dialing 800.475.6701 or 320.365.3844 and entering confirmation number 426559.

Denbury’s 2018 Annual Meeting of Stockholders will be held on Wednesday, May 23, 2018, at 8:00 A.M. (Central), at Denbury’s corporate offices located at 5320 Legacy Drive, Plano, Texas.

Denbury is an independent oil and natural gas company with operations focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. The Company’s goal is to increase the value of its properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to CO2 enhanced oil recovery operations. For more information about Denbury, please visit www.denbury.com.

# # #

This press release, other than historical financial information, contains forward-looking statements that involve risks and uncertainties including estimated 2018 production, capital expenditures and other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including Denbury’s most recent report on Form 10-K. These risks and uncertainties are incorporated by this reference as though fully set forth herein. These statements are based on engineering, geological, financial and operating assumptions that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially. In addition, any forward-looking statements represent the Company’s estimates only as of today and should not be relied upon as representing its estimates as of any future date. Denbury assumes no obligation to update its forward-looking statements.

DENBURY CONTACTS:
Mark C. Allen, Executive Vice President and Chief Financial Officer, 972.673.2000
John Mayer, Director of Investor Relations, 972.673.2383

FINANCIAL AND STATISTICAL DATA TABLES AND RECONCILIATION SCHEDULES

Following are unaudited financial highlights for the comparative three month periods ended March 31, 2018 and 2017 and the three month period ended December 31, 2017. All production volumes and dollars are expressed on a net revenue interest basis with gas volumes converted to equivalent barrels at 6:1.

DENBURY RESOURCES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following information is based on GAAP reported earnings (along with additional required disclosures) included or to be included in the Company’s periodic reports:

	Three Months Ended
	March 31,		Dec. 31,
In thousands, except per-share data	2018	2017	2017
Revenues and other income
Oil sales	$337,406	$263,974	$310,791
Natural gas sales	2,615	2,204	2,787
CO2 sales and transportation fees	7,552	5,388	7,649
Interest income and other income	5,661	3,888	5,362
Total revenues and other income	353,234	275,454	326,589
Expenses
Lease operating expenses	118,356	113,840	104,873
Marketing and plant operating expenses	12,424	14,065	12,062
CO2 discovery and operating expenses	462	593	647
Taxes other than income	27,319	22,440	24,359
General and administrative expenses	20,232	28,241	20,503
Interest, net of amounts capitalized of $8,452, $4,654 and $8,545, respectively	17,239	27,178	23,478
Depletion, depreciation, and amortization	52,451	51,195	53,265
Commodity derivatives expense (income)	48,825	(24,602)	87,288
Other expenses	2,328	—	7,003
Total expenses	299,636	232,950	333,478
Income (loss) before income taxes	53,598	42,504	(6,889)
Income tax provision (benefit)
Current income taxes	(1,032)	(13,935)	(2,045)
Deferred income taxes	15,052	34,909	(131,625)
Net income	$39,578	$21,530	$126,781

Net income per common share
Basic	$0.10	$0.06	$0.32
Diluted	$0.09	$0.05	$0.31

Weighted average common shares outstanding
Basic	392,742	389,397	392,354
Diluted	451,543	392,997	405,793

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of net income (GAAP measure) to adjusted net income (loss) (non-GAAP measure)

Adjusted net income (loss) is a non-GAAP measure provided as a supplement to present an alternative net income (loss) measure which excludes expense and income items (and their related tax effects) not directly related to the Company’s ongoing operations. Management believes that adjusted net income (loss) may be helpful to investors by eliminating the impact of noncash and/or special or unusual items not indicative of the Company’s performance from period to period, and is widely used by the investment community, while also being used by management, in evaluating the comparability of the Company’s ongoing operational results and trends. Adjusted net income (loss) should not be considered in isolation, as a substitute for, or more meaningful than, net income or any other measure reported in accordance with GAAP, but rather to provide additional information useful in evaluating the Company’s operational trends and performance.

	Three Months Ended
	March 31,				Dec. 31,
	2018		2017		2017
In thousands, except per-share data	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (GAAP measure)	$39,578	$0.09	$21,530	$0.05	$126,781	$0.31
Adjustments to reconcile to adjusted net income (loss) (non-GAAP measure)
Noncash fair value adjustments on commodity derivatives(1)	15,468	0.03	(51,542)	(0.13)	78,111	0.19
Transaction costs and other(2)	2,075	—	—	—	3,251	0.01
Estimated income taxes on above adjustments to net income and other discrete tax items(3)	(3,140)	—	23,159	0.06	(160,633)	(0.39)
Adjusted net income (loss) (non-GAAP measure)	$53,981	$0.12	$(6,853)	$(0.02)	$47,510	$0.12

(1)	The net change between periods of the fair market values of open commodity derivative positions, excluding the impact of settlements on commodity derivatives during the period.

(2)
Transaction costs related to the Company’s privately negotiated debt exchanges during the three months ended March 31, 2018 and December 31, 2017 and a reduction in a contingent consideration liability related to a prior acquisition for the three months ended December 31, 2017.

(3)
The estimated income tax impacts on adjustments to net income are generally computed based upon a statutory rate of 25% and 38% for 2018 and 2017, respectively, with the exception of the tax impact of a shortfall (benefit) on the stock-based compensation deduction which totaled $1 million and $4 million during the three months ended March 31, 2018 and 2017, respectively, and ($0.3) million for the three months ended December 31, 2017, and a $2 million tax benefit for enhanced oil recovery income tax credits during the three months ended December 31, 2017. In the fourth quarter of 2017, the Company recorded a one-time deferred tax benefit of $132 million reflecting the re-measurement of our deferred tax assets and liabilities resulting from the reduction of the federal income tax rate from 35% to 21% as enacted by the Tax Cut and Jobs Act, as well as valuation allowances totaling $6 million.

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of cash flows from operations (GAAP measure) to adjusted cash flows from operations (non-GAAP measure) to adjusted cash flows from operation less interest treated as debt reduction (non-GAAP measure)

Adjusted cash flows from operations is a non-GAAP measure that represents cash flows provided by operations before changes in assets and liabilities, as summarized from the Company’s Unaudited Condensed Consolidated Statements of Cash Flows. Adjusted cash flows from operations measures the cash flows earned or incurred from operating activities without regard to the collection or payment of associated receivables or payables. Adjusted cash flow from operations less interest treated as debt reduction is an additional non-GAAP measure that removes interest associated with the Company’s senior secured second lien notes and convertible notes not reflected as interest expense for financial reporting purposes. Management believes that it is important to consider these additional measures, along with cash flows from operations, as it believes the non-GAAP measures can often be a better way to discuss changes in operating trends in its business caused by changes in production, prices, operating costs and related factors, without regard to whether the earned or incurred item was collected or paid during that period.

	Three Months Ended
In thousands	March 31,		Dec. 31,
	2018	2017	2017
Net income (GAAP measure)	$39,578	$21,530	$126,781
Adjustments to reconcile to adjusted cash flows from operations
Depletion, depreciation, and amortization	52,451	51,195	53,265
Deferred income taxes	15,052	34,909	(131,625)
Stock-based compensation	2,592	4,106	2,939
Noncash fair value adjustments on commodity derivatives	15,468	(51,542)	78,111
Other	299	1,557	4,614
Adjusted cash flows from operations (non-GAAP measure)	125,440	61,755	134,085
Net change in assets and liabilities relating to operations	(33,813)	(37,493)	(9,801)
Cash flows from operations (GAAP measure)	$91,627	$24,262	$124,284

Adjusted cash flows from operations (non-GAAP measure)	$125,440	$61,755	$134,085
Interest payments treated as debt reduction	(22,049)	(12,569)	(14,712)
Adjusted cash flows from operations less interest treated as debt reduction (non-GAAP measure)	$103,391	$49,186	$119,373

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of commodity derivatives income (expense) (GAAP measure) to noncash fair value adjustments on commodity derivatives (non-GAAP measure)

Noncash fair value adjustments on commodity derivatives is a non-GAAP measure and is different from “Commodity derivatives expense (income)” in the Unaudited Condensed Consolidated Statements of Operations in that the noncash fair value adjustments on commodity derivatives represents only the net change between periods of the fair market values of open commodity derivative positions, and excludes the impact of settlements on commodity derivatives during the period. Management believes that noncash fair value adjustments on commodity derivatives is a useful supplemental disclosure to “Commodity derivatives expense (income)” because the GAAP measure also includes settlements on commodity derivatives during the period; the non-GAAP measure is widely used within the industry and by securities analysts, banks and credit rating agencies in calculating EBITDA and in adjusting net income (loss) to present those measures on a comparative basis across companies, as well as to assess compliance with certain debt covenants.

	Three Months Ended
	March 31,		Dec. 31,
In thousands	2018	2017	2017
Payment on settlements of commodity derivatives	$(33,357)	$(26,940)	$(9,177)
Noncash fair value adjustments on commodity derivatives (non-GAAP measure)	(15,468)	51,542	(78,111)
Commodity derivatives income (expense) (GAAP measure)	$(48,825)	$24,602	$(87,288)

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of net income (GAAP measure) to Adjusted EBITDAX (non-GAAP measure)

Adjusted EBITDAX is a non-GAAP financial measure which is calculated based upon (but not identical to) a financial covenant related to “Consolidated EBITDAX” in the Company’s senior secured bank credit facility, which excludes certain items that are included in net income, the most directly comparable GAAP financial measure. Items excluded include interest, income taxes, depreciation, depletion and amortization, impairments, and items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring. Management believes Adjusted EBITDAX may be helpful to investors in order to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis. It is also commonly used by third parties to assess our leverage, and our ability to incur and service debt and fund capital expenditures. Adjusted EBITDAX should not be considered in isolation, as a substitute for, or more meaningful than, net income, cash flow from operations, or any other measure reported in accordance with GAAP. Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX, EBITDAX or EBITDA in the same manner.  The following table presents a reconciliation of our net income to Adjusted EBITDAX.

	Three Months Ended
In thousands	March 31,		Dec. 31,
	2018	2017	2017
Net income (GAAP measure)	$39,578	$21,530	$126,781
Adjustments to reconcile to Adjusted EBITDAX
Interest expense	17,239	27,178	23,478
Income tax expense (benefit)	14,020	20,974	(133,670)
Depletion, depreciation, and amortization	52,451	51,195	53,265
Noncash fair value adjustments on commodity derivatives	15,468	(51,542)	78,111
Stock-based compensation	2,592	4,106	2,939
Noncash, non-recurring and other(1)	790	2,458	6,473
Adjusted EBITDAX (non-GAAP measure)	$142,138	$75,899	$157,377

(1)	Excludes pro forma adjustments related to qualified acquisitions or dispositions under the Company’s senior secured bank credit facility.

DENBURY RESOURCES INC.
OPERATING HIGHLIGHTS (UNAUDITED)

	Three Months Ended
	March 31,		Dec. 31,
	2018	2017	2017
Production (daily – net of royalties)
Oil (barrels)	58,354	58,303	59,086
Gas (mcf)	11,904	9,778	12,351
BOE (6:1)	60,338	59,933	61,144
Unit sales price (excluding derivative settlements)
Oil (per barrel)	$64.25	$50.31	$57.17
Gas (per mcf)	2.44	2.50	2.45
BOE (6:1)	62.61	49.35	55.74
Unit sales price (including derivative settlements)
Oil (per barrel)	$57.89	$45.17	$55.49
Gas (per mcf)	2.44	2.50	2.45
BOE (6:1)	56.47	44.35	54.11
NYMEX differentials
Gulf Coast region
Oil (per barrel)	$2.05	$(1.42)	$3.00
Gas (per mcf)	0.10	0.09	(0.04)
Rocky Mountain region
Oil (per barrel)	$(0.06)	$(2.09)	$(0.76)
Gas (per mcf)	(0.92)	(0.97)	(0.86)
Total company
Oil (per barrel)	$1.29	$(1.64)	$1.70
Gas (per mcf)	(0.40)	(0.57)	(0.46)

DENBURY RESOURCES INC.
OPERATING HIGHLIGHTS (UNAUDITED)

	Three Months Ended
	March 31,		Dec. 31,
Average Daily Volumes (BOE/d) (6:1)	2018	2017	2017
Tertiary oil production
Gulf Coast region
Mature properties(1)	7,174	8,097	7,225
Delhi	4,169	4,991	4,906
Hastings	5,704	4,288	5,747
Heidelberg	4,445	4,730	4,751
Oyster Bayou	5,056	5,075	4,868
Tinsley	6,053	6,666	6,241
Other	57	14	7
Total Gulf Coast region	32,658	33,861	33,745
Rocky Mountain region
Bell Creek	4,050	3,209	3,571
Salt Creek(2)	2,002	—	2,172
Total Rocky Mountain region	6,052	3,209	5,743
Total tertiary oil production	38,710	37,070	39,488
Non-tertiary oil and gas production
Gulf Coast region
Mississippi	875	1,342	721
Texas	4,386	4,333	4,617
Other	445	495	483
Total Gulf Coast region	5,706	6,170	5,821
Rocky Mountain region
Cedar Creek Anticline	14,437	15,067	14,302
Other	1,485	1,626	1,533
Total Rocky Mountain region	15,922	16,693	15,835
Total non-tertiary production	21,628	22,863	21,656
Total production	60,338	59,933	61,144

(1)	Mature properties include Brookhaven, Cranfield, Eucutta, Little Creek, Lockhart Crossing, Mallalieu, Martinville, McComb and Soso fields.

(2)	Includes production related to the acquisition of a 23% non-operated working interest in Salt Creek Field in Wyoming, which closed on June 30, 2017.

DENBURY RESOURCES INC.
PER-BOE DATA (UNAUDITED)

	Three Months Ended
	March 31,		Dec. 31,
	2018	2017	2017
Oil and natural gas revenues	$62.61	$49.35	$55.74
Receipt (payment) on settlements of commodity derivatives	(6.14)	(5.00)	(1.63)
Lease operating expenses	(21.80)	(21.11)	(18.64)
Production and ad valorem taxes	(4.61)	(3.86)	(3.85)
Marketing expenses, net of third-party purchases, and plant operating expenses	(1.75)	(1.87)	(1.75)
Production netback	28.31	17.51	29.87
CO2 sales, net of operating and exploration expenses	1.30	0.89	1.24
General and administrative expenses	(3.73)	(5.24)	(3.64)
Interest expense, net	(3.17)	(5.04)	(4.17)
Other	0.39	3.33	0.53
Changes in assets and liabilities relating to operations	(6.23)	(6.95)	(1.74)
Cash flows from operations	16.87	4.50	22.09
DD&A	(9.66)	(9.49)	(9.47)
Deferred income taxes	(2.77)	(6.47)	23.40
Noncash fair value adjustments on commodity derivatives	(2.85)	9.56	(13.89)
Other noncash items	5.70	5.89	0.41
Net income	$7.29	$3.99	$22.54

CAPITAL EXPENDITURE SUMMARY (UNAUDITED) (1)

	Three Months Ended
	March 31,		Dec. 31,
In thousands	2018	2017	2017
Capital expenditures by project
Tertiary oil fields	$18,273	$21,207	$30,661
Non-tertiary fields	14,922	18,440	12,624
Capitalized internal costs(2)	14,085	13,646	14,884
Oil and natural gas capital expenditures	47,280	53,293	58,169
CO2 pipelines, sources and other	347	10	1,859
Capital expenditures, before acquisitions and capitalized interest	47,627	53,303	60,028
Acquisitions of oil and natural gas properties	35	16,098	(2,238)
Capital expenditures, before capitalized interest	47,662	69,401	57,790
Capitalized interest	8,452	4,654	8,545
Capital expenditures, total	$56,114	$74,055	$66,335

(1)	Capital expenditure amounts include accrued capital.

(2)	Includes capitalized internal acquisition, exploration and development costs and pre-production tertiary startup costs.

DENBURY RESOURCES INC.
INTEREST AND FINANCING EXPENSES (UNAUDITED)

	Three Months Ended
	March 31,		Dec. 31,
In thousands	2018	2017	2017
Cash interest(1)	$46,603	$42,500	$45,345
Interest on Senior Secured Notes and Convertible Senior Notes not reflected as interest for financial reporting purposes(1)	(22,049)	(12,569)	(14,712)
Noncash interest expense	1,137	1,901	1,390
Less: capitalized interest	(8,452)	(4,654)	(8,545)
Interest expense, net	$17,239	$27,178	$23,478

(1)
Cash interest is presented on an accrual basis, and includes interest which is paid semiannually on the Company’s 9% Senior Secured Second Lien Notes due 2021, 9¼% Senior Secured Second Lien Notes due 2022, 5% Convertible Senior Notes due 2023, and 3½% Convertible Senior Notes due 2024, most of which is accounted for as debt and therefore not reflected as interest for financial reporting purposes.

SELECTED BALANCE SHEET AND CASH FLOW DATA (UNAUDITED)

	March 31,	December 31,
In thousands	2018	2017
Cash and cash equivalents	$85	$58
Total assets	4,486,782	4,471,299

Borrowings under senior secured bank credit facility	$450,000	$475,000
Borrowings under senior secured second lien notes (principal only)(1)	1,070,587	996,487
Borrowings under senior convertible notes (principal only)(2)	144,089	84,650
Borrowings under senior subordinated notes (principal only)	826,185	1,000,527
Financing and capital leases	212,132	218,727
Total debt (principal only)	$2,702,993	$2,775,391

Total stockholders’ equity	$690,218	$648,165

(1)	Excludes $356 million and $317 million of future interest payable on the notes as of March 31, 2018 and December 31, 2017, respectively, accounted for as debt for financial reporting purposes.

(2)	In April 2018, all $85 million principal balance outstanding of the Company’s 3½% Convertible Senior Notes due 2024 were converted into approximately 38.5 million shares of the Company’s common stock.

	Three Months Ended
	March 31,
In thousands	2018	2017
Cash provided by (used in)
Operating activities	$91,627	$24,262
Investing activities	(50,796)	(67,413)
Financing activities	(40,578)	43,476